Consent of Independent Registered Public Accounting Firm

Cancer Genetics, Inc.
Rutherford, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196374) and Form S-8 (No. 333-205903, 333-191520, 333-191521 and 333-196198) of our report dated March 31, 2015, relating to the December 31, 2014 consolidated financial statements of Response Genetics, Inc., which appears in this Cancer Genetics, Inc. Form 8-K.

/s/ BDO USA, LLP
Los Angeles, CA
October 16, 2015